Exhibit 99.1

Beam Global and Platinum Group UAE
Sign Joint Venture Agreement Creating Beam Middle East LLC

SAN DIEGO, CA – June 26, 2025 – Beam Global, (Nasdaq: BEEM), a leading provider of innovative and sustainable infrastructure solutions for the electrification of transportation and energy security, today announced that it has entered into a joint venture agreement with the Platinum Group LLC, based in the United Arab Emirates (UAE). Chaired by His Royal Highness, Sheikh Mohammed Sultan Bin Khalifa Al-Nahyan, the Platinum Group UAE is recognized for its well-established and trusted relationships across government and industry.

Beam Global and the Platinum Group will form a new entity, Beam Middle East LLC, which will sell and manufacture Beam Global’s patented sustainable infrastructure solutions for transportation electrification, energy storage, energy security, and smart city development across the Middle East and African regions. This joint venture supports Beam Global’s strategy of geographic diversification by opening new markets and creating opportunities for revenue growth outside the United States. Beam Global, Beam Europe, and now Beam Middle East will each sell and manufacture the company’s full portfolio of patented sustainable technology solutions.

“The Platinum Group is an organization of the highest reputation, influence and relationships in Abu Dhabi and the surrounding region. They are a perfect partner to accelerate Beam Global’s growth in the Middle East and Africa,” said Desmond Wheatley, CEO of Beam Global. ” With planned spending on sustainable infrastructure in the region projected to reach $75.6 billion by 2030, we believe that Beam Global’s patented technology combined with Platinum’s unrivalled position should create a platform for growth which we are uniquely able to leverage. Platinum’s relationships with the best companies in the region and their government contacts, including at the highest level in the UAE and with entities like Masdar City, will allow Beam Middle East to secure direct audiences with top decision makers. Our technology is ideal for the region’s current and future plans, but this is a region where relationships matter just as much as products and solutions. That is why our joint venture with Platinum is so ideal - Beam’s tried and tested clean-technology solutions and Platinum’s influence and relationships form a combination that ticks all the boxes and is without rivals.”

“The Platinum Group seeks out the highest quality, most timely and relevant companies in each of the industries we target. Beam Global’s unique and patented products are ideally suited to provide value to governments and businesses, as the Gulf region and beyond transitions to clean and sustainable technologies,” said Dr Ali Nasser Sultan Al Yahbouni Al Daheri, CEO of Platinum Group. “We are looking forward to ensuring that our new joint venture with Beam Global, forming Beam Middle East, is a highly successful enterprise with wins in the Middle East and increasingly in Africa. With abundant sunshine and fast-growing adoption of electric vehicles (EVs), renewables, and energy storage, the region is perfect for Beam Global’s solutions. Energy security and Smart Cities solutions like those offered by Beam Middle East are at the forefront of government planning. Our timing is right, and our partnership is formed on mutual benefit from growth and success. We are delighted to have Beam Global as part of our growing family of businesses.”

Middle East Market Overview Across Five Key Markets: UAE, Saudi Arabia, Qatar, Oman, and Jordan

•	The number of EVs in the region is projected to grow from approximately 69.0 thousand in 2024 to approximately 1.5 million by 2030 (Table 1), representing a compound annual growth rate (CAGR) of 66.6%.
•	Assuming a 5.0% share of regional chargers using EV ARC™ units, the addressable revenue could reach $516.5 million by 2030.
•	If eBikes account for just 5.0% of total EV volume and follow the same growth trajectory (Table 2), BeamBike™ units could represent a $245.0 million revenue opportunity in the region by 2030.

Middle East Market Overview: Abu Dhabi Case Study

•	The UAE eBike market is projected to reach $443.8 million by 2030. Assuming 15.0% of that spend goes toward charging infrastructure, and that Abu Dhabi accounts for 35.0% of the national market based on population, the addressable eBike charger market for BeamBike™ in Abu Dhabi is approximately $23.3 million.
•	A streetlight-to-population ratio based on New York City, applied to Abu Dhabi’s estimated 3.8 million residents (Table 3), suggests BeamSpot™ units could represent a potential revenue opportunity of approximately $322.1 million assuming a market penetration of 5.0%.
•	Using Abu Dhabi’s population and a comparable U.S. Police motorcycle fleet ratio (Table 4), the opportunity to electrify local law enforcement fleets with BeamPatrol™ units is estimated at approximately $2.4 million.
•	With over 5.8 million annual hotel guests, Abu Dhabi also offers a strong use case for BeamSkoot™ at resorts, both for logistics and recreational purposes. Assuming adoption rates of 10.0% (Table 5), the potential revenue opportunity for BeamSkoot™ units could reach approximately $10.0 million.

The above scenarios are estimates only, based upon market data taken from internet resources. Beam Global believes these case studies can be replicated in other markets across the Middle East and Africa.

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Key Terms of the Agreement
Beam Middle East LLC will be a 50/50 joint venture between Beam Global and Platinum Group UAE, incorporated in Abu Dhabi. Beam Global will license its proprietary technologies to the joint venture and support it with incoming opportunities, training, marketing materials, and procurement assistance. Platinum Group will leverage its existing relationships at the highest levels, coordinate local sales, provide experienced and influential business development professionals, and establish manufacturing capabilities efficiently and inexpensively. Both parties will collaborate on the development of a regional manufacturing facility for the products. Beam Middle East will be headquartered in Masdar City, a pioneering sustainable urban community and world-class business and technology hub, where Platinum Group has recently signed an agreement. Masdar City is located in Abu Dhabi, the capital of the UAE, strategically positioned at the center of the country’s drive toward a net-zero future by 2050.

About Platinum Group UAE
Platinum Group UAE is a diversified, multi-billion-dollar conglomerate operating in energy, real estate, finance and investing, healthcare, information technology, sports and entertainment, food services and legal services in the Emirate of Abu Dhabi, United Arab Emirates. Chaired by His Royal Highness Sheikh Mohammed Sultan Bin Khalifa Al-Nahyan, son of the former ruler of Abu Dhabi, the Group is recognized for its well-established and trusted relationships across government and industry. Platinum Group UAE is headquartered in Abu Dhabi, with offices in Dubai and Sharjah. For more information visit, PlatinumGroupUAE.com.

About Beam Global
Beam Global is a clean technology innovator which develops and manufactures sustainable infrastructure products and technologies. We operate at the nexus of clean energy and transportation with a focus on sustainable energy infrastructure, rapidly deployed and scalable EV charging solutions, safe energy storage and vital energy security. With operations in the U.S. and Europe, Beam Global develops, patents, designs, engineers and manufactures unique and advanced clean technology solutions that power transportation, provide secure sources of electricity, save time and money and protect the environment. Beam Global is headquartered in San Diego, CA with facilities in Broadview, IL and Belgrade and Kraljevo, Serbia. Beam Global is listed on Nasdaq under the symbol BEEM. For more information visit, BeamForAll.com, LinkedIn, YouTube, Instagram and X (formerly Twitter).

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “potential,” “will,” “would,” “could,” “should,” “may,” or similar expressions. These statements include, but are not limited to, statements regarding the expected benefits, market potential, and future operations of Beam Middle East LLC; anticipated revenue opportunities in the Middle East and African regions; projections regarding electric vehicle and infrastructure market growth; and strategic goals and international expansion plans of Beam Global.

These forward-looking statements are based on current assumptions and expectations that are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied in the statements. Factors that may cause such differences include, among others, risks associated with entering new markets and joint ventures, including regulatory and operational challenges; risks relating to the adoption of EV technologies and infrastructure in foreign jurisdictions; the ability to develop and scale manufacturing capabilities in the region; the effectiveness of partnerships; and general economic, political, and business conditions in the Middle East and Africa. Additional risks and uncertainties are detailed in Beam Global’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Beam Global disclaims any obligation to update or revise these forward-looking statements, except as required by law.

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Media Contact
Andy Lovsted
+1 858-327-9123
Press@BeamForAll.com

Investor Relations
Luke Higgins
+1 858-261-7646
IR@BeamForAll.com

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Appendix 1 – Sources for Middle East Market Overview Sections

Table 1 - Projected Growth of EV Adoption in the Middle East

	Number of EVs in 2024	Number of EVs in 2030
Countries:
UAE	28,000	42,000
Saudi Arabia	23,170	1,300,000
Qatar	5,624	75,167
Oman	2,200	13,500
Jordan	10,000	45,000

Total Number of EVs:	68,994	1,475,667

Table 2 - Projected Growth of eBike Adoption in the Middle East Assuming 5% EV Market Share

	Number of eBikes in 2024	Number of eBikes in 2030
Countries:
UAE	1,400	2,100
Saudi Arabia	1,159	50,000
Qatar	281	3,758
Oman	110	675
Jordan	500	2,250

Total Number of eBikes:	3,450	58,783

Table 3 - Estimated Number of Streetlights in Abu Dhabi Based on New York City’s Streetlight-to-Population Ratio

Population of NYC	8,258,000
Number of Street Lights	400,000
Number of Street Lights per Person	21
Population of Abu Dhabi	3,800,000
Number of Street Lights approx.	180,952

Table 4 - Estimated Size of Abu Dhabi Police Motorcycle Fleet Based on a Comparable U.S. Ratio

Population of NYC	8,258,000
Number of Police Motorcycles	115
Number of People per Motorcycle	71,809
Population of Abu Dhabi	3,800,000
No. of Police Motorcycles approx.	53

Table 5 – Estimated eScooter Demand in Abu Dhabi Based on Annual Number of Hotel Guests

No. Hotel Guests in Abu Dhabi Annually:	5,811,000

Scenario:
Number of Tourists Renting Annually (10%)	581,100
Rentals per day	1,592
Average Rentals per Scooter per Day	4
eScooters Required	398

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